EXHIBIT 4.1


                                                                 AUGUST 26, 1997

Interactive Data
14 Wall Street
New York, N.Y. 10005
(212) 285-0700
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, N.J. 08543-9051
The Chase Manhattan Bank
Unit Investment Trust Division
4 New York Plaza--6th Floor
New York, New York 10004

RE: EQUITY INVESTOR FUND, EQUITY PARTICIPATION SERIES--LOW FIVE PORTFOLIO,
    DEFINED ASSET FUNDS (A UNIT INVESTMENT TRUST) UNITS OF FRACTIONAL UNDIVIDED INTEREST--REGISTERED UNDER THE SECURITIES ACT OF 1933, FILE NO. 333-05685

Gentlemen:

     We have examined the Registration Statement for the above-captioned Fund.

     We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus and Registration Statement for the above-captioned Fund and to the evaluations of the Securities prepared by us which are referred to in such Prospectus and Registration Statement.

     You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                          Very truly yours,

                                          James Perry
                                          Vice President